Exhibit 99.1
BRINKER INTERNATIONAL REPORTS THIRD QUARTER OF FISCAL 2022 RESULTS AND PROVIDES AN UPDATED FISCAL 2022 OUTLOOK
DALLAS (May 4, 2022) – Brinker International, Inc. (NYSE: EAT) today announced results for the third quarter of fiscal 2022 ended March 30, 2022 and provided a financial update for fiscal 2022.
“Brinker’s strong brands and industry-leading value proposition helped deliver another solid quarter, all while continuing to navigate some of the most challenging commodity and labor cycles many of us have ever seen,” said Wyman Roberts, Chief Executive Officer and President. “Despite these near-term obstacles, we are well positioned to increase our investment in both Chili’s and Maggiano’s, significantly expanding our restaurant development while leaning further into technology to improve our performance and guest experience.”
Fiscal 2022 Highlights - Third Quarter
•Brinker International’s Company sales in the third quarter of fiscal 2022 increased to $960.6 million as compared to $813.7 million in the third quarter of fiscal 2021.
•Chili’s Company sales in the third quarter of fiscal 2022 increased to $863.3 million as compared to $749.0 million in the third quarter of fiscal 2021.
•Maggiano’s Company sales in the third quarter of fiscal 2022 increased to $97.3 million as compared to $64.7 million in the third quarter of fiscal 2021.
•Operating income in the third quarter of fiscal 2022 decreased to $49.4 million as compared to $52.2 million in the third quarter of fiscal 2021. Operating income, as a percentage of Total revenues, in the third quarter of fiscal 2022 decreased to 5.0% as compared to 6.3% in the third quarter of fiscal 2021.
•Restaurant operating margin, as a percentage of Company sales, in the third quarter of fiscal 2022 decreased to 12.2% as compared to 13.9% in the third quarter of fiscal 2021.
•Net income per diluted share, on a GAAP basis, in the third quarter of fiscal 2022 increased to $0.81 as compared to $0.73 in the third quarter of fiscal 2021.
•Net income per diluted share, excluding special items, in the third quarter of fiscal 2022 increased to $0.92 as compared to $0.78 in the third quarter of fiscal 2021.
•Net cash provided by operating activities through the third quarter of fiscal 2022 was $211.6 million, and capital expenditures totaled $109.0 million resulting in free cash flow of $102.6 million.
•Adjusted EBITDA in the third quarter of fiscal 2022 increased to $97.7 million as compared to $93.9 million in the third quarter of fiscal 2021. Adjusted EBITDA in the thirty-nine week period ended March 30, 2022 increased to $254.9 million as compared to $224.2 million in the thirty-nine week period ended March 24, 2021.
For comparable restaurant sales details and non-GAAP reconciliations, please refer to the Non-GAAP Information and Reconciliations section of this release.

Comparable Restaurant Sales(1)

Fiscal 22 vs Fiscal 21
Q3
Brinker	13.5%
Chili’s	10.3%
Maggiano’s	50.5%
(1)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 months, except acquired restaurants which are included after 12 months of ownership. Restaurants temporarily closed 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Average Weekly Sales
The following table consists of average weekly Company sales per restaurant for all Company-owned restaurants. The amounts are presented in thousands:

	Third Quarter
	2022	2021	2020	2019
Brinker	$62.5	$56.1	$57.8	$62.6
Chili’s	$58.7	$54.2	$54.0	$57.8
Maggiano’s	$143.8	$95.6	$135.7	$150.7
Financial Metrics

	Third Quarter
	2022	2021	2020
Company sales	$960.6	$813.7	$840.4
Total revenues	$980.4	$828.4	$860.0

Operating income	$49.4	$52.2	$41.1
Operating income as a percentage of Total revenues	5.0%	6.3%	4.8%
Restaurant operating margin, non-GAAP(1)	$117.1	$112.9	$107.6
Restaurant operating margin as a percentage of Company sales, non-GAAP(1)	12.2%	13.9%	12.8%
Adjusted EBITDA, non-GAAP(1)	$97.7	$93.9	$103.9

Net income per diluted share	$0.81	$0.73	$0.81
Net income per diluted share, excluding special items, non-GAAP(1)	$0.92	$0.78	$1.28
(1)See Non-GAAP Information and Reconciliations section below for more details.
Full Year Fiscal 2022 Guidance
We are providing the following updates to our full year fiscal 2022 financial outlook. The uncertainties created by current macroeconomic conditions and the ongoing COVID-19 pandemic could cause actual results to differ materially from those projected.
•Total revenues is expected to stay in our previous guidance range of $3.75 - $3.85 billion;
•Net income per diluted share, excluding special items, is expected to be in the range of $3.05 - $3.30;
•Capital expenditures are expected to be in the range of $160 - $165 million.

Third Quarter of Fiscal 2022 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended March 30, 2022 and March 24, 2021:

	Chili’s			Maggiano’s
	Third Quarter		Variance	Third Quarter		Variance
	2022	2021		2022	2021
Company sales	$863.3	$749.0	$114.3	$97.3	$64.7	$32.6
Franchise and other revenues	16.3	14.0	2.3	3.5	0.7	2.8
Total revenues	$879.6	$763.0	$116.6	$100.8	$65.4	$35.4

Company restaurant expenses(1)	$755.8	$641.6	$114.2	$87.5	$59.0	$28.5
Company restaurant expenses as a % of Company sales	87.5%	85.7%	1.8%	89.9%	91.2%	(1.3)%

Operating income (loss)	$73.2	$80.3	$(7.1)	$7.6	$1.4	$6.2
Operating income (loss) as a % of Total revenues	8.3%	10.5%	(2.2)%	7.5%	2.1%	5.4%

Restaurant operating margin - non-GAAP(2)	$107.5	$107.4	$0.1	$9.8	$5.7	$4.1
Restaurant operating margin as a % of Company sales - non-GAAP(2)	12.5%	14.3%	(1.8)%	10.1%	8.8%	1.3%
(1)    Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased due to dining room sales growth from higher traffic, price increases, favorable mix and the acquisition of 66 restaurants in fiscal 2022 previously owned by franchisees.
•Chili’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to increased restaurant labor costs including wage rates, training and overtime as well as higher commodity costs, utilities expenses and repairs and maintenance expenses. These increases were partially offset by sales leverage and favorable menu pricing.
Maggiano’s
•Maggiano’s Company sales increased due to higher dining room and banquet sales.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage and increased menu pricing, partially offset by higher restaurant labor costs, commodity pricing and other operational expenses.
Income Taxes
•On a GAAP basis, the effective income tax rate was 5.4% in the third quarter of fiscal 2022 which is lower than the statutory rate of 21.0% due to leverage of the FICA tip tax credit. Excluding the impact of special items, the effective income tax rate was 7.9% in the third quarter of fiscal 2022.

Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. The call will be broadcast live on Brinker’s website today, May 4, 2022 at 9 a.m. CDT:
http://investors.brinker.com/events/event-details/q3-2022-brinker-international-earnings-conference-call
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter and will remain on Brinker’s website until at least the end of the day May 18, 2022.
Additional financial information, including statements of income which detail operations excluding special items, franchise and other revenues, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-Q for the third quarter of fiscal 2022 filing on or before May 9, 2022
•Earnings release call for the fourth quarter of fiscal 2022 on August 24, 2022
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and two virtual brands: It’s Just Wings® and Maggiano’s Italian Classics™. Founded by Norman Brinker in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, uncertainty of the magnitude, duration, geographic reach and impact of the coronavirus ("COVID-19") pandemic on local, national and global economies; the current, and uncertain future, impact of the COVID-19 pandemic and governments' responses to it on our industry, business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced disposable income; unfavorable publicity; increased minimum wages; governmental regulations; the impact of mergers, acquisitions, divestitures and other strategic transactions; the Company's ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management; the impact of social media; failure to protect the security of data of our guests and team members; product availability; regional business and economic conditions; litigation; franchisee success; inflation; changes in the retail industry; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; actions of activist shareholders; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); and tax reform; as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.
BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 30, 2022	March 24, 2021	March 30, 2022	March 24, 2021
Revenues
Company sales	$960.6	$813.7	$2,724.7	$2,288.1
Franchise and other revenues(1)	19.8	14.7	57.9	41.1
Total revenues	980.4	828.4	2,782.6	2,329.2
Operating costs and expenses
Food and beverage costs	270.3	213.9	757.4	606.3
Restaurant labor	329.1	270.8	949.4	774.6
Restaurant expenses	244.1	216.1	712.1	629.9
Depreciation and amortization	42.2	37.4	123.1	112.0
General and administrative	39.2	33.7	108.8	94.2
Other (gains) and charges(2)	6.1	4.3	17.0	13.5
Total operating costs and expenses	931.0	776.2	2,667.8	2,230.5
Operating income	49.4	52.2	114.8	98.7
Interest expenses	11.1	14.1	34.8	43.1
Other income, net	(0.4)	(0.3)	(1.2)	(1.2)
Income before income taxes	38.7	38.4	81.2	56.8
Provision for income taxes	2.1	4.5	3.8	0.2
Net income	$36.6	$33.9	$77.4	$56.6

Basic net income per share	$0.82	$0.74	$1.71	$1.25

Diluted net income per share	$0.81	$0.73	$1.68	$1.22

Basic weighted average shares outstanding	44.4	45.5	45.2	45.3

Diluted weighted average shares outstanding	45.1	46.7	46.0	46.2

Other comprehensive income (loss)
Foreign currency translation adjustments(3)	$0.4	$0.3	$(0.1)	$1.1
Other comprehensive income (loss)	0.4	0.3	(0.1)	1.1
Comprehensive income	$37.0	$34.2	$77.3	$57.7
(1)Franchise and other revenues include franchise royalties, gift card breakage, delivery income, Maggiano’s banquet service charge income, digital entertainment revenue, franchise advertising fees, franchise and development fees, gift card equalization and gift card discount costs from third-party gift card sales.

(2)    Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited) included (in millions):

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	March 30, 2022	March 24, 2021	March 30, 2022	March 24, 2021
Restaurant closure charges	$1.2	$0.3	$1.7	$2.2
Remodel-related costs	0.9	0.9	4.0	1.8
COVID-19 related charges	0.7	0.9	0.2	3.1
Acquisition-related costs, net	0.6	—	1.5	—
Enterprise system implementation costs	0.5	—	1.4	—
Loss from natural disasters, net of (insurance recoveries)	—	1.8	0.8	2.0
Lease contingencies	—	—	2.9	—
Restaurant impairment charges	—	—	—	2.5
Other	2.2	0.4	4.5	1.9
	$6.1	$4.3	$17.0	$13.5
(3)    Represents the unrealized impact of translating the financial statements of our Canadian restaurants from Canadian dollars to U.S. dollars. This amount is not included in Net income and would only be realized upon disposition of these restaurants.
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 30, 2022	June 30, 2021
ASSETS
Total current assets	$188.0	$207.2
Net property and equipment	818.4	774.8
Operating lease assets	1,152.9	1,007.4
Deferred income taxes, net	54.4	50.9
Other assets	245.1	234.6
Total assets	$2,458.8	$2,274.9
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Total current liabilities	$583.1	$571.6
Long-term debt and finance leases, less current installments	987.9	917.9
Long-term operating lease liabilities, less current portion	1,143.3	1,006.7
Other liabilities	55.7	82.0
Total shareholders’ deficit	(311.2)	(303.3)
Total liabilities and shareholders’ deficit	$2,458.8	$2,274.9

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Thirty-Nine Week Periods Ended
	March 30, 2022	March 24, 2021
Cash flows from operating activities
Net income	$77.4	$56.6
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	123.1	112.0
Stock-based compensation	15.2	11.3
Restructure and impairment charges	8.7	6.5
Net loss on disposal of assets	2.3	1.1
Other	2.6	2.7
Changes in assets and liabilities	(17.7)	78.4
Net cash provided by operating activities	211.6	268.6
Cash flows from investing activities
Payments for property and equipment	(109.0)	(62.4)
Payments for franchise restaurant acquisitions	(106.0)	—
Proceeds from sale leaseback transactions, net of related expenses	20.5	—
Proceeds from note receivable	1.0	1.5
Proceeds from sale of assets	0.1	1.6
Net cash used in investing activities	(193.4)	(59.3)
Cash flows from financing activities
Borrowings on revolving credit facility	595.5	28.4
Payments on revolving credit facility	(502.5)	(210.0)
Purchases of treasury stock	(100.8)	(4.1)
Payments on long-term debt	(17.6)	(14.3)
Payments for debt issuance costs	(3.1)	(2.2)
Payments of dividends	(1.1)	(1.5)
Proceeds from issuance of treasury stock	0.4	14.1
Net cash used in financing activities	(29.2)	(189.6)
Net change in cash and cash equivalents	(11.0)	19.7
Cash and cash equivalents at beginning of period	23.9	43.9
Cash and cash equivalents at end of period	$12.9	$63.6

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2022 New Openings
	Total Restaurants Open at March 30, 2022	Total Restaurants Open at March 24, 2021	Third Quarter Openings	Fiscal Year Openings	Full Year Projected Openings
Company-owned restaurants
Chili’s domestic	1,130	1,063	1	3	5
Chili’s international	5	5	—	—	—
Maggiano’s domestic	52	52	—	—	—
Total Company-owned	1,187	1,120	1	3	5
Franchise restaurants
Chili’s domestic	103	172	—	1	1
Chili’s international	358	363	1	9	13-15
Maggiano’s domestic	2	2	—	—	—
Total franchise	463	537	1	10	14-16
Total Company-owned and franchise
Chili’s domestic	1,233	1,235	1	4	6
Chili’s international	363	368	1	9	13-15
Maggiano’s domestic	54	54	—	—	—
Total	1,650	1,657	2	13	19-21
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q3 22 and Q3 21

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift(2)		Traffic
	Q3:22 vs 21	Q3:21 vs 20	Q3:22 vs 21	Q3:21 vs 20	Q3:22 vs 21	Q3:21 vs 20	Q3:22 vs 21	Q3:21 vs 20
Company-owned	13.5%	(3.3)%	4.3%	0.6%	5.7%	(6.2)%	3.5%	2.3%
Chili’s	10.3%	0.0%	4.3%	0.5%	3.9%	(4.5)%	2.1%	4.0%
Maggiano’s	50.5%	(29.6)%	4.8%	1.2%	16.8%	(9.2)%	28.9%	(21.6)%
Franchise(3)	20.3%	0.2%
U.S.	9.0%	5.2%
International	28.4%	(8.8)%
Chili’s domestic(4)	9.9%	0.6%
Maggiano’s domestic(4)	50.7%
System-wide(5)	14.5%	(2.8)%
(1)    Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 months except acquired restaurants which are included after 12 months of ownership. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)    Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)    Chili’s and Maggiano’s franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.

(4)    Chili’s and Maggiano’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s and Maggiano’s restaurants in the United States. Beginning in the third quarter of fiscal 2022, the Maggiano’s franchise restaurant has been in operation for more than 18 months and is therefore included in the calculation of Comparable Restaurant Sales.
(5)    System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Q3 22	EPS Q3 22	Q3 21	EPS Q3 21
Net income - GAAP	$36.6	$0.81	$33.9	$0.73
Special items - Other (gains) and charges(1)	6.1	0.13	4.3	0.09
Special items - Depreciation	0.1	0.00	0.1	0.00
Income tax effect related to special items(2)	(1.5)	(0.02)	(1.1)	(0.02)
Special items, net of taxes	4.7	0.11	3.3	0.07
Adjustment for special tax items(3)	0.1	0.00	(0.8)	(0.02)
Net income, excluding special items - Non-GAAP	$41.4	$0.92	$36.4	$0.78
(1)    Special items - Other (gains) and charges represents Other (gains) and charges for each period presented. See Footnote “(2)” to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)    Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
(3)    Adjustment for special tax items in the third quarter of fiscal 2021 primarily related to excess tax windfalls associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q3 22

	Chili’s		Maggiano’s		Brinker
	Q3 22	Q3 21	Q3 22	Q3 21	Q3 22	Q3 21
Operating income - GAAP	$73.2	$80.3	$7.6	$1.4	$49.4	$52.2
Operating income as a percentage of Total revenues	8.3%	10.5%	7.5%	2.1%	5.0%	6.3%

Operating income - GAAP	$73.2	$80.3	$7.6	$1.4	$49.4	$52.2
Less: Franchise and other revenues	(16.3)	(14.0)	(3.5)	(0.7)	(19.8)	(14.7)
Plus: Depreciation and amortization	35.9	31.0	3.4	3.4	42.2	37.4
General and administrative	9.5	7.0	2.3	1.3	39.2	33.7
Other (gains) and charges	5.2	3.1	0.0	0.3	6.1	4.3
Restaurant operating margin - non-GAAP	$107.5	$107.4	$9.8	$5.7	$117.1	$112.9
Restaurant operating margin as a percentage of Company sales	12.5%	14.3%	10.1%	8.8%	12.2%	13.9%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-

level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation. We define Adjusted EBITDA as Operating income before Depreciation and amortization and Other (gains) and charges.

	Third Quarter			Fiscal Year
	Q3 22	Q3 21	Q3 20	Q3 22	Q3 21
Operating income - GAAP	$49.4	$52.2	$41.1	$114.8	$98.7
Depreciation and amortization	42.2	37.4	43.5	123.1	112.0
Other (gains) and charges	6.1	4.3	19.3	17.0	13.5
Adjusted EBITDA, non-GAAP	$97.7	$93.9	$103.9	$254.9	$224.2
Reconciliation of Free Cash Flow (in millions)
Brinker believes presenting free cash flow provides a useful measure to evaluate the cash flow available for reinvestment after considering the capital requirements and expenditures of our business operations.

Thirty-Nine Week Period Ended March 30, 2022
Cash flows provided by operating activities - GAAP	$211.6
Capital expenditures	(109.0)
Free cash flow - non-GAAP	$102.6
Fiscal 2020 Non-GAAP Reconciliations
For the third quarter of fiscal 2020 non-GAAP reconciliations not provided above, please refer to the Current Report on Form 8-K dated April 28, 2021.

FOR ADDITIONAL INFORMATION, CONTACT:

MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
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